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EXHIBIT 10.26

                   SECOND AMENDED AND RESTATED REVOLVING NOTE

$20,000,000                                                    December 20, 2002


         FOR VALUE RECEIVED, the undersigned, OVERHILL FARMS, INC., a Nevada corporation ("BORROWER"), hereby promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("PAYEE"), or its assigns, at its address at 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071-1602, or at such other place as Payee may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000), or such lesser or greater principal amount as may be from time to time outstanding pursuant to the Loan Agreement (as defined below) with respect to the Revolving Loans (as defined in the Loan Agreement).

         Capitalized terms or matters of construction defined or established in SCHEDULE A to the Amended and Restated Loan and Security Agreement dated as of October 29, 2002, by and among Borrower, the other loan parties party thereto and Payee, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 22, 2002, and that certain Second Amendment to Amended and Restated Loan and Security Agreement of even date herewith (including all exhibits and schedules thereto, and as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "LOAN AGREEMENT") shall be applied herein as defined or established therein. This Second Amended and Restated Revolving Note ("NOTE") is issued pursuant to the Loan Agreement, is the "Revolving Note" referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which a reference is hereby made for a statement of all of the terms and conditions under which the Revolving Loans are made and are to be repaid. This Note shall amend and restate in its entirety that certain Amended and Restated Revolving Note dated November 22, 2002, executed by Borrower in favor of Payee (the "ORIGINAL NOTE"), and this Note shall fully supersede the provisions of the Original Note but does not constitute an accord and satisfaction, a novation or other extinguishment of the obligations of Borrower under the Original Note. All of the terms, covenants, and conditions of the Loan Agreement and all other Instruments evidencing or securing the Indebtedness hereunder, including the Loan Documents, are hereby made a part of this Note and are deemed incorporated herein in full. The date and amount of each Revolving Loan made by Payee to Borrower, the rates of interest applicable thereto, and each payment made on account of the principal thereof shall be recorded by Payee on its books and records; PROVIDED, that the failure by Payee to make any such recordation shall not affect the obligations of Borrower to make payment when due of any amount owing under the Loan Documents in respect of the Revolving Loans made by Payee to Borrower.


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         The principal amount of the Indebtedness from time to time evidenced hereby may be repaid and reborrowed and shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Maturity Date. Interest on the outstanding principal amount of this Note shall be paid until such principal amount is paid in full at such rates of interest, including the Default Rate, if applicable, and at such times as are specified in the Loan Agreement.

         Except as otherwise provided in the Loan Agreement, if any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon the occurrence and during the continuance of an Event of Default, this Note may, without demand, notice, or legal process of any kind, as provided in the Loan Agreement, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Loan Agreement may become without declaration, due and payable.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower waives presentment, demand, protest, and notice of nonpayment and protest.

         THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                      OVERHILL FARMS, INC., a Nevada corporation

                                      By:  /S/ JAMES RUDIS
                                           -------------------------------------
                                           James Rudis
                                           President and Chief Executive Officer